Exhibit 24

SUBSTITUTE POWER OF ATTORNEY

July 31, 2023

Reference is made to those certain Powers of Attorney executed over a period of several years, copies of which were previously filed with the Securities and Exchange Commission (the “Original Powers of Attorney”), by and between the undersigned, Christopher Joyce (the “Original Attorney-in- Fact”) and each of the directors and officers of AdaptHealth Corp. (the “Company”) set forth below (collectively, the “Section 16 Reporting Persons”), pursuant to which the Original Attorney-in-Fact was appointed the true and lawful attorney-in-fact, with full power of substitution, to do and perform any and all acts which may be necessary or desirable to be done in the exercise of the rights and powers granted in the Original Powers of Attorney:

Christine Archbold

Richard Barasch

Gregory Belinfanti

Daniel Bunting

Jason Clemens

Terence Connors

Bradley Coppens

Stephen Griggs

Josh Parnes

Albert Prast

Shaw Rietkerk

Susan Weaver

David Williams

Dale Wolf

In accordance with the authority granted under the Original Powers of Attorney, the Original Attorney-in- Fact hereby constitutes and appoints Shannone Raybon (the “Substitute Attorney-in-Fact”) as a substitute attorney-in-fact, on behalf of each of the Section 16 Reporting Persons, with full power of substitution or revocation, to exercise and execute all of the powers granted or conferred in the Original Powers of Attorney. By her signature as attorney-in-fact to this Substitute Power of Attorney, the Substitute Attorney-in-Fact accepts such appointment and agrees to assume from the undersigned any and all duties and responsibilities attendant to her capacity as attorney-in-fact for each of the Section 16 Reporting Persons. In accordance with the authority granted under the Original Powers of Attorney, including the power of revocation, the undersigned hereby revokes the Original Attorney-in-Fact’s appointment as attorney-in-fact on behalf of each of the Section 16 Reporting Persons.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Substitute Power of Attorney to be duly executed as of the day and year first above written.

ORIGINAL ATTORNEY-IN-FACT

/s/ Christopher Joyce
Christopher Joyce

I hereby accept this appointment and substitution:

/s/ Shannone Raybon
Shannone Raybon

[Signature Page to Substitute Power of Attorney]